Exhibit 4.2

VERASTEM, INC.

and

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of [ ], 2020

5.00% Series 2 Convertible Senior Notes due 2048

88586316_8

TABLE OF CONTENTS

Page

Article 1.Definitions; Rules of Construction1

Section 1.01.Definitions.1

Section 1.02.Other Definitions.9

Section 1.03.Rules of Construction.10

Section 1.04.Conflicts with Base Indenture11

Article 2.The Notes11

Section 2.01.Form, Dating and Denominations.11

Section 2.02.Initial Notes and Additional Notes.12

Section 2.03.Method of Payment.12

Section 2.04.Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day.13

Section 2.05.Registrar, Paying Agent and Conversion Agent.14

Section 2.06.Paying Agent and Conversion Agent to Hold Property in Trust.14

Section 2.07.Legends.15

Section 2.08.Transfers and Exchanges.15

Section 2.09.Exchange and Cancellation of Notes to Be Converted, Redeemed or Repurchased.19

Section 2.10.Registered Holders; Certain Rights with Respect to Global Notes.20

Section 2.11.Notes Held by the Company or its Affiliates.20

Section 2.12.Temporary Notes.20

Section 2.13.Outstanding Notes.21

Section 2.14.Repurchases by the Company.22

Article 3.Covenants22

Section 3.01.Payment on Notes.22

Section 3.02.Exchange Act Reports.22

Section 3.03.Restriction on Acquisition of Notes by the Company and its Affiliates.23

Section 3.04.Further Instruments and Acts.23

Article 4.Repurchase and Redemption23

Section 4.01.No Sinking Fund.23

Section 4.02.Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change.23

Section 4.03.Right of Holders to Require the Company to Repurchase Notes on the Optional Repurchase Dates.27

Section 4.04.Right of the Company to Redeem the Notes.31

Article 5.Conversion33

Section 5.01.Right to Convert.33

Section 5.02.Conversion Procedures.34

Section 5.03.Settlement upon Conversion.34

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Section 5.04.Company’s Mandatory Conversion Option.36

Section 5.05.Reserve and Status of Common Stock Issued upon Conversion.38

Section 5.06.Adjustments to the Conversion Rate.38

Section 5.07.Voluntary Adjustments.48

Section 5.08.Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.48

Section 5.09.Effect of Common Stock Change Event.50

Section 5.10.Responsibility of the Trustee.51

Article 6.Successors52

Section 6.01.When the Company May Merge, Etc.52

Section 6.02.Successor Corporation Substituted.52

Article 7.Defaults and Remedies53

Section 7.01.Events of Default.53

Section 7.02.Acceleration.55

Section 7.03.Sole Remedy for a Failure to Report.55

Section 7.04.Other Remedies.56

Section 7.05.Waiver of Past Defaults.56

Section 7.06.Control by Majority.57

Section 7.07.Limitation on Suits.57

Section 7.08.Absolute Right of Holders to Receive Payment and Conversion Consideration.57

Section 7.09.Collection Suit by Trustee.58

Section 7.10.Trustee May File Proofs of Claim.58

Section 7.11.Priorities.58

Section 7.12.Undertaking for Costs.59

Article 8.Amendments, Supplements and Waivers59

Section 8.01.Without the Consent of Holders.59

Section 8.02.With the Consent of Holders.60

Section 8.03.Notice of Amendments, Supplements and Waivers.61

Section 8.04.Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.61

Section 8.05.Notations and Exchanges.62

Section 8.06.Trustee to Execute Supplemental Indentures.62

Article 9.Satisfaction and Discharge62

Section 9.01.Termination of Company’s Obligations.62

Section 9.02.Repayment to Company.63

Section 9.03.Reinstatement.63

Article 10.Miscellaneous64

Section 10.01.Notices.64

Section 10.02.No Personal Liability of Directors, Officers, Employees and Stockholders.65

Section 10.03.Governing Law; Waiver of Jury Trial.65

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Section 10.04.Submission to Jurisdiction.65

Section 10.05.No Adverse Interpretation of Other Agreements.66

Section 10.06.Successors.66

Section 10.07.Force Majeure.66

Section 10.08.U.S.A. Patriot Act.66

Section 10.09.Calculations.66

Section 10.10.Severability.67

Section 10.11.Counterparts.67

Section 10.12.Table of Contents, Headings, Etc.67

Section 10.13.Withholding Taxes.67

Section 10.14.Trust Indenture Act Controls.67

Exhibits

Exhibit A: Form of NoteA-1

Exhibit B: Form of Global Note LegendB-1

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SECOND SUPPLEMENTAL INDENTURE, dated as of [  ], 2020 (“Second Supplemental Indenture”), between Verastem, Inc., a Delaware corporation, as issuer (the “Company”), and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”), supplementing the Indenture, dated as of October 17, 2018, between the Company and the Trustee (the “Base Indenture” and, as amended, modified and supplemented by this Second Supplemental Indenture, the “Indenture”).

Each party to the Indenture agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 5.00% Series 2 Convertible Senior Notes due 2048 (the “Notes”).

Article 1.Definitions; Rules of Construction
Section 1.01.Definitions.The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of the Indenture and of any indenture supplemental hereto will have the respective meanings specified in this Section 1.01 and, to the extent applicable, supersede the definitions thereof in the Base Indenture.  All words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) have the same meanings as in the Base Indenture.

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the Issue Date.

“Aggregate Share Cap” means 11,740,185 shares of Common Stock (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to the Common Stock).

“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Authorized Share Capped Conversion Rate” means a number of shares of Common Stock, rounded down to the nearest 1/10,000th of a share, equal to:

where:

AC=the Aggregate Share Cap; and

N=the aggregate principal amount of Notes to be issued pursuant to the Exchange Agreement divided by $1,000.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Capped Conversion” means a conversion that is settled in accordance with Section 5.03(A)(iv).

“Cash Settlement Amount Observation Period” means, with respect to any Capped Conversion of a Note, the five (5) consecutive VWAP Trading Days beginning on, and including, the second (2nd) VWAP Trading Day immediately after the Conversion Date for such conversion.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company, subject to Section 5.09.

“Company” means the Person named as such in the first paragraph of this Second Supplemental Indenture and, subject to Article 6, its successors and assigns.

“Company Mandatory Conversion Right” means the right of the Company to cause Notes to be converted pursuant to Section 5.04(A).

“Conversion Consideration” means the consideration due upon conversion of any Note, as provided in this Second Supplemental Indenture.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied.

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 307.6923 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever the Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.

“Daily Cash Settlement Amount” means, with respect to any VWAP Trading Day, one-fifth of the product of (A) the excess of the Conversion Rate on such VWAP Trading Day over the Authorized Share Capped Conversion Rate on such VWAP Trading Day; and (B) the Daily VWAP per share of Common Stock on such VWAP Trading Day.

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “VSTM <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one (1) share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm the Company selects, which may include the Placement Agent).  The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“Eligible Market” means any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors).

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange).  For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means the Exchange Agreement, dated as of November 6, 2020 between the Exchanging Investor (as defined therein) and the Company.

“Fundamental Change” means any of the following events:

(A)a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or any employee benefit plan of the Company or its Wholly Owned Subsidiaries, has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(B)the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C)the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D)the Common Stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock listed on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit B.

“Holder” means a person in whose name a Note is registered on the Registrar’s books.

“Interest Payment Date” means, with respect to a Note, each May 1 and November 1 of each year, commencing on May 1, 2019 (or such other date specified in the certificate representing such Note).  For the avoidance of doubt the Maturity Date is an Interest Payment Date.

“Issue Date” means November [  ], 2020.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed.  If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization.  If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three (3) nationally recognized independent investment banking firms selected by the Company, which may include the Placement Agent.  Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price.

“Make-Whole Fundamental Change” means a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of the definition thereof) that becomes effective on or before November 1, 2023.

“Make-Whole Fundamental Change Conversion Period” means, with respect to a Make-Whole Fundamental Change, the period from, and including, the effective date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such effective date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, to, but excluding, the related Fundamental Change Repurchase Date).

“Mandatory Conversion” means a conversion pursuant to Section 5.04(A).

“Mandatory Conversion Date” means the Conversion Date for a Mandatory Conversion, as provided in Section 5.04(C).

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Maturity Date” means November 1, 2048.

“Note Agent” means any Registrar, Paying Agent or Conversion Agent.

“Notes” means the 5.00% Series 2 Convertible Senior Notes due 2048 issued by the Company pursuant to the Indenture.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Repurchase” means the repurchase of any Note by the Company pursuant to Section 4.03.

“Optional Repurchase Notice” means a notice (including a notice substantially in the form of the “Optional Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.03(E)(i) and Section 4.03(E)(ii).

“Optional Repurchase Price” means the cash price payable by the Company to repurchase any Note upon an Optional Repurchase, calculated pursuant to Section 4.03(C).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.

“Placement Agent” means Lazard Frères & Co. LLC.

“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.04.

“Redemption Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.04(F).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.04(E).

“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on May 1, the immediately preceding April 15; and (B) if such Interest Payment Date occurs on November 1, the immediately preceding October 15.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.  If the Common Stock is not so listed or traded, then “Scheduled Trading day” means a Business Day.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes, or any group of Subsidiaries of such Person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person.

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the effective date of such Make-Whole Fundamental Change.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such

Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event.  If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Trust Indenture Act” means the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date of this Second Supplemental Indenture (except as provided in Section 8.3 of the Base Indenture).

“Trustee” means the Person named as such in the first paragraph of this Second Supplemental Indenture until a successor replaces it in accordance with the provisions of the Indenture and, thereafter, means such successor, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any Series will mean the Trustee with respect to Securities of that Series.

“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.  If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate during the regular trading session, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02.Other Definitions.
Term	Defined in Section

“Additional Shares”5.08(A)

“Authorized Share Effective Date”5.03(A)(iv)

“Business Combination Event”6.01(A)

“Cash Settlement Amount”5.03(A)(iv)

“Common Stock Change Event”5.09(A)

“Company Mandatory Conversion Right”5.04(A)

“Conversion Agent”2.05(A)

“Conversion Consideration”5.03(A)

“Default Interest”2.04(B)

“Defaulted Amount”2.04(B)

“Equity Conditions”5.04(D)

“Event of Default”7.01(A)

“Expiration Date”5.06(A)(v)

“Expiration Time”5.06(A)(v)

“Fundamental Change Notice”4.02(E)

“Fundamental Change Repurchase Right”4.02(A)

“Initial Notes”2.02(A)

“Mandatory Conversion”5.04(A)

“Mandatory Conversion Notice”5.04(B)

“Maximum Number of Conversion Shares”5.03(A)(iv)

“Optional Repurchase Date”4.03(A)

“Optional Repurchase Date Notice”4.03(D)

“Optional Repurchase Right”4.03(A)

“Paying Agent”2.05(A)

“Redemption Notice”4.04(F)

“Reference Property”5.09(A)

“Reference Property Unit”5.09(A)

“Register”2.05(B)

“Registrar”2.05(A)

“Reporting Event of Default”7.03(A)

“Spin-Off”5.06(A)(iii)(2)

“Spin-Off Valuation Period”5.06(A)(iii)(2)

“Stated Interest”2.04(A)

“Successor Corporation”6.01(A)

“Successor Person”5.09(A)

“Tender/Exchange Offer Valuation Period”5.06(A)(v)

Section 1.03.Rules of Construction.

For purposes of the Indenture:

(A)“or” is not exclusive;
(B)“including” means “including without limitation”;
(C)“will” expresses a command;
(D)the “average” of a set of numerical values refers to the arithmetic average of such numerical values;
(E)a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;
(F)words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;
(G)“herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision of the Indenture, unless the context requires otherwise;
(H)references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;
(I)the exhibits, schedules and other attachments to the Indenture are deemed to form part of the Indenture;
(J)the term “interest,” when used with respect to a Note, includes any Special Interest, unless the context requires otherwise; and
(K)the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means; provided that notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee.

For purposes of the Indenture, the following terms of the Trust Indenture Act have the following meanings:

(i)“Commission” means the SEC;

(ii)“indenture securities” means the Notes;

(iii)“indenture security holder” means a Holder;

(iv)“indenture to be qualified” means the Indenture;

(v)“indenture trustee” or “institutional trustee” means the Trustee; and

(vi)“obligor” on the indenture securities means the Company.

Section 1.04.Conflicts with Base Indenture. This Supplemental Indenture amends and supplements the provisions of the Base Indenture as the same applies to the Notes, to the provisions of which Base Indenture reference is hereby made.  The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture will be applicable only with respect to, and will only govern the terms of, the Notes, which may be issued from time to time, and will not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Notes will constitute a single Series of Securities, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple Series of Securities voting together as a single class, the consent of Holders voting as a separate class will also be required and the same threshold will apply.  To the extent any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Supplemental Indenture will control.
Article 2.The Notes
Section 2.01.Form, Dating and Denominations.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A.  The Notes will bear the legends required by Section 2.07 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary.  Each Note will be dated as of the date of its authentication.

Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes.  Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.08.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

The terms contained in the Notes constitute part of the Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control for purposes of the Indenture and such Note.

Section 2.02.Initial Notes and Additional Notes.
(A)Initial Notes.  On the Issue Date, there will be originally issued [  ] ($[  ]) aggregate principal amount of Notes, subject to the provisions of the Indenture (including Section 2.3 of the Base Indenture).  Notes issued pursuant to this Section 2.02(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in the Indenture as the “Initial Notes.”
(B)Additional Notes.  The Company may, subject to the provisions of the Indenture (including Section 2.3 of the Base Indenture), originally issue additional Notes with the same terms as the Initial Notes (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such additional Notes and the first Interest Payment Date of such additional Notes), which additional Notes will, subject to the foregoing, be considered to be part of the same Series of, and rank equally and ratably with all other, Notes issued under the Indenture; provided, however, that if any such additional Notes are not fungible with other Notes issued under the Indenture for federal income tax or federal securities laws purposes, then such additional Notes will be identified by a separate CUSIP number or by no CUSIP number.
Section 2.03.Method of Payment.
(A)Global Notes.  The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date, Optional Repurchase on an Optional Repurchase Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in the Indenture.
(B)Physical Notes.  The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date, Optional Repurchase on an Optional Repurchase Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in the Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register.  To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.
Section 2.04.Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day.

This Section 2.04 will apply to the Notes in lieu of Section 2.13 of the Base Indenture, which will be deemed to be replaced with this Section 2.04, mutatis mutandis.

(A)Accrual of Interest.  Each Note will accrue interest at a rate per annum equal to 5.00% (the “Stated Interest”), plus any Special Interest that may accrue pursuant to Section 7.03.  Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 4.02(D), 4.03(C) and 4.04(E) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date.  Stated Interest, and, if applicable, Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(B)Defaulted Amounts.  If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in the Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Stated Interest accrues, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.
(C)Delay of Payment when Payment Date is Not a Business Day.  If the due date for a payment on a Note as provided in the Indenture is not a Business Day, then, notwithstanding anything to the contrary in the Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay.  Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

Section 2.05.Registrar, Paying Agent and Conversion Agent.

This Section 2.05 will apply to the Notes in lieu of Section 2.4 of the Base Indenture, which will be deemed to be replaced with this Section 2.05, mutatis mutandis.

(A)Generally.  The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for conversion (the “Conversion Agent”).  If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such.  For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent.
(B)Duties of the Registrar.  The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of Notes.  Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes.  The Register will be in written form or in any form capable of being converted into written form reasonably promptly.
(C)Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents.  The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under the Indenture.  Subject to Section 2.05(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder.  The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to the Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of the Indenture that relate to such Note Agent.
(D)Initial Appointments.  The Company appoints the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.
Section 2.06.Paying Agent and Conversion Agent to Hold Property in Trust.

This Section 2.06 will apply to the Notes in lieu of Section 2.5 of the Base Indenture, which will be deemed to be replaced with this Section 2.06, mutatis mutandis.

The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery.  The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent

(if not the Company or any of its Subsidiaries) will have no further liability for such money or property.  If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in the Indenture or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively.  Upon the occurrence of any event pursuant to in clause (ix) or (x) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.

Section 2.07.Legends.

This Section 2.07 will apply to the Notes in lieu of Section 2.15 of the Base Indenture, which will be deemed to be replaced with this Section 2.07, mutatis mutandis.

(A)Global Note Legend.  Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with the Indenture, required by the Depositary for such Global Note).
(B)Other Legends.  A Note may bear any other legend or text, not inconsistent with the Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.
(C)Acknowledgement and Agreement by the Holders.  A Holder’s acceptance of any Note bearing any legend required by this Section 2.07 will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.
Section 2.08.Transfers and Exchanges.

This Section 2.08 will apply to the Notes in lieu of Section 2.7 of the Base Indenture, which will be deemed to be replaced with this Section 2.08, mutatis mutandis.

(A)Provisions Applicable to All Transfers and Exchanges.
(i)Subject to this Section 2.08, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register.
(ii)Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.08(A)(ii)) or portion thereof in accordance with the Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under the Indenture, as such old Note or portion thereof, as applicable.

(iii)The Company, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of Notes, but the Company, the Trustee, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Sections 2.09, 2.12 or 8.05 not involving any transfer.
(iv)Notwithstanding anything to the contrary in the Indenture or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.
(v)The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed by applicable law with respect to any Note or share of Common Stock issued upon conversion of any Note.
(vi)Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.07.
(vii)Upon satisfaction of the requirements of the Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.
(viii)Neither the Trustee nor any agent will have any responsibility or liability for any actions taken or not taken by the Depositary.
(B)Transfers and Exchanges of Global Notes.
(i)Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:
(1)(x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;
(2)an Event of Default has occurred and is continuing and a holder of a beneficial interest in such Global Note requests to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or
(3)the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.
(ii)Upon satisfaction of the requirements of the Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):
(1)the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, the Company may (but is not required to) instruct the Trustee to cancel such Global Note pursuant to Section 2.12 of the Base Indenture);
(2)if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;
(3)if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.3 of the Base Indenture, a new Global Note bearing each legend, if any, required by Section 2.07; and
(4)if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.3 of the Base Indenture, one or more Physical Notes that are in Authorized Denominations (not to exceed, in the aggregate, the principal amount of such Global Note to be so exchanged), are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures) and bear each legend, if any, required by Section 2.07.
(iii)Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures.
(C)Transfers and Exchanges of Physical Notes.
(i)Subject to this Section 2.08, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar.
(ii)Upon the satisfaction of the requirements of the Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.08(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):
(1)such old Physical Note will be promptly cancelled pursuant to Section 2.12 of the Base Indenture;
(2)if such old Physical Note is to be transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.3 of the Base Indenture, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.07;
(3)in the case of a transfer:
(a)to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.07; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.07 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.3 of the Base Indenture, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; and (y) bear each legend, if any, required by Section 2.07; and
(b)to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.3 of the Base Indenture, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.07; and
(4)in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.3 of the Base Indenture, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.07.
(D)Transfers of Notes Subject to Redemption, Repurchase or Conversion.  Notwithstanding anything to the contrary in the Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion; (ii) is subject to a Fundamental Change Repurchase Notice or Optional Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F) or 4.03(E), respectively, except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price or Optional Repurchase Price, as applicable, when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Redemption Price when due.
Section 2.09.Exchange and Cancellation of Notes to Be Converted, Redeemed or Repurchased.
(A)Partial Conversions, Redemptions and Repurchases of Physical Notes.  If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change, Optional Repurchase or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion, Redemption or repurchase, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.08(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted, redeemed or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted, redeemed or repurchased, as applicable, which Physical Note will be converted, redeemed or repurchased, as applicable, pursuant to the terms of the Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion, Redemption or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.13.
(B)Cancellation of Converted, Redeemed and Repurchased  Notes.
(i)Physical Notes.  If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.09(A)) of a Holder is to be converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change, Optional Repurchase or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.13 and the time such Physical Note is surrendered for such conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.12 of the Base Indenture; and (2) in the case of a partial conversion, Redemption or repurchase, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.3 of the Base Indenture, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted, redeemed or repurchased; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.07.
(ii)Global Notes.  If a Global Note (or any portion thereof) is to be converted pursuant to Section 4.04 or repurchased pursuant to a Repurchase Upon Fundamental Change, Optional Repurchase or Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.13, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so converted, redeemed or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.12 of the Base Indenture).
Section 2.10.Registered Holders; Certain Rights with Respect to Global Notes.

Only the Holder of a Note will have rights under the Indenture as the owner of such Note.  Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under the Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under the Indenture or the Notes; and (B) the Company and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

Section 2.11.Notes Held by the Company or its Affiliates.

Without limiting the generality of Section 3.03, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.12.Temporary Notes.

This Section 2.12 will apply to the Notes in lieu of Section 2.11 of the Base Indenture, which will be deemed to be replaced with this Section 2.12.

Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.3 of the Base Indenture, temporary Notes.  Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes.  The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.3 of the Base Indenture, definitive Notes in exchange for temporary Notes.  Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under the Indenture as definitive Notes.

Section 2.13.Outstanding Notes.

This Section 2.13 will apply to the Notes in lieu of Section 2.9 of the Base Indenture, which will be deemed to be replaced with this Section 2.13.

(A)Generally.  The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.12 of the Base Indenture; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full in accordance with the Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.13.
(B)Replaced Notes.  If a Note is replaced pursuant to Section 2.8 of the Base Indenture, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.
(C)Maturing Notes and Notes Called for Redemption or Subject to Repurchase.  If, on a Redemption Date, a Fundamental Change Repurchase Date, an Optional Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price, Optional Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Sections 4.02(D), 4.03(C) and 4.04(E); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price, Optional Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in the Indenture.
(D)Notes to Be Converted.  At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(A), upon such conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.03(A).
(E)Cessation of Accrual of Interest.  Except as provided in Sections 4.02(D), 4.03(C) and 4.04(E), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.13, to cease to be outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.
Section 2.14.Repurchases by the Company.

Without limiting the generality of Section 2.12 of the Base Indenture, the Company may, from time to time, repurchase Notes in open market purchases or in negotiated transactions without delivering prior notice to Holders.

Article 3.Covenants
Section 3.01.Payment on Notes.

This Section 3.01 will apply to the Notes in lieu of Section 4.1 of the Base Indenture, which will be deemed to be replaced with this Section 3.01, mutatis mutandis.

(A)Generally.  The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price, Redemption Price and Optional Repurchase Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in the Indenture.
(B)Deposit of Funds.  Before 10:00 A.M., New York City time, on each Redemption Date, Fundamental Change Repurchase Date, Optional Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date.  The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.
Section 3.02.Exchange Act Reports.

This Section 3.02 will apply to the Notes in lieu of Section 4.2 of the Base Indenture, which will be deemed to be replaced with this Section 3.02, mutatis mutandis.

(A)Generally.  The Company will send to the Trustee copies of all reports that the Company is required to file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file or furnish the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC.  Any report that the Company files with or furnishes to the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed or furnished via the EDGAR system (or such successor).  Upon the request of any Holder, the Company will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence.  The Company will also comply with its obligations under Section 314(a)(1) of the Trust Indenture Act.
(B)Trustee’s Disclaimer.  The Trustee need not determine whether the Company has filed or furnished any material via the EDGAR system (or such successor).  The sending, filing or furnishing of reports pursuant to Section 3.02(A) will not be deemed to constitute actual or constructive notice to the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under the Indenture, as to which the Trustee is entitled to rely exclusively on Officer’s Certificates.
Section 3.03.Restriction on Acquisition of Notes by the Company and its Affiliates.

The Company will promptly deliver to the Trustee for cancellation all Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired.  The Company will use commercially reasonable efforts to prevent any of its controlled Affiliates from acquiring any Note (or any beneficial interest therein).

Section 3.04.Further Instruments and Acts.

At the Trustee’s request, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of the Indenture.

Article 4.Repurchase and Redemption

This Article 4 will apply to the Notes in lieu of Article 3 of the Base Indenture, which will be deemed to be replaced with this Article 4, mutatis mutandis.

Section 4.01.No Sinking Fund.

No sinking fund is required to be provided for the Notes.

Section 4.02.Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change.
(A)Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change.  Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.
(B)Repurchase Prohibited in Certain Circumstances.  If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 4.02(D), on such Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).
(C)Fundamental Change Repurchase Date.  The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).
(D)Fundamental Change Repurchase Price.  The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date.  For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.04(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.04(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date.
(E)Fundamental Change Notice.  On or before the twentieth (20th) calendar day after the occurrence of a Fundamental Change, the Company will (x) send to each Holder, the Trustee and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”) and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Fundamental Change Notice.

Such Fundamental Change Notice must state:

(i)briefly, the events causing such Fundamental Change;
(ii)the effective date of such Fundamental Change;

(iii)the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;
(iv)the Fundamental Change Repurchase Date for such Fundamental Change;
(v)the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(D));
(vi)the name and address of the Paying Agent and the Conversion Agent;
(vii)the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.08);
(viii)that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;
(ix)that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with the Indenture; and
(x)the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F)Procedures to Exercise the Fundamental Change Repurchase Right.
(i)Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased.  To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:
(1)before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and
(2)such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii)Contents of Fundamental Change Repurchase Notices.  Each Fundamental Change Repurchase Notice with respect to a Note must state:
(1)if such Note is a Physical Note, the certificate number of such Note;
(2)the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and
(3)that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

(iii)Withdrawal of Fundamental Change Repurchase Notice.  A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date.  Such withdrawal notice must state:
(1)if such Note is a Physical Note, the certificate number of such Note;
(2)the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and
(3)the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.09, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(G)Payment of the Fundamental Change Repurchase Price.  Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be redeemed are complied with (in the case of a Global Note).  For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G).
(H)Compliance with Applicable Securities Laws.  To the extent applicable, the Company will comply with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in the Indenture.
(I)Repurchase in Part.  Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations.  Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.
Section 4.03.Right of Holders to Require the Company to Repurchase Notes on the Optional Repurchase Dates.
(A)Right of Holders to Require the Company to Repurchase Notes on each Optional Repurchase Date.  Subject to the terms of this Section 4.03, each Holder will have the right (the “Optional Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on each of November 1, 2023, November 1, 2028, November 1, 2033, November 1, 2038 and November 1, 2043 (or, if any such date is not a Business Day, the next Business Day) (each such date, after giving effect to the immediately preceding parenthetical, an “Optional Repurchase Date”) for a cash repurchase price equal to the Optional Repurchase Price.
(B)Repurchase Prohibited in Certain Circumstances.  If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before an Optional Repurchase Date (including as a result of the payment of the related Optional Repurchase Price), then (i) the Company may not repurchase any Notes otherwise subject to Optional Repurchase on such Optional Repurchase Date pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Optional Repurchase to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).
(C)Optional Repurchase Price.  The Optional Repurchase Price for any Note to be repurchased on any Optional Repurchase Date pursuant to an Optional Repurchase is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, such Optional Repurchase Date; provided, however, that if such Optional Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Optional Repurchase, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Optional Repurchase Date is before such Interest Payment Date); and (ii) the Optional Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Optional Repurchase Date.  For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.04(C) and such Optional Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.04(C), on the next Business Day to Holders at of the Close of Business on the immediately preceding Regular Record Date; and (y) the Optional Repurchase Price will include interest, if any, on Notes to be repurchased from, and including, such Interest Payment Date.
(D)Optional Repurchase Date Notice.  No later than twenty (20) Business Days before each Optional Repurchase Date, the Company will (x) send to each Holder, the Trustee and the Paying Agent a notice (an “Optional Repurchase Date Notice”) and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Optional Repurchase Date Notice.

Such Optional Repurchase Date Notice must state:

(i)the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.03, including the deadline for exercising the Optional Repurchase Right with respect to such Optional Repurchase Date and the procedures for submitting and withdrawing an Optional Repurchase Notice,
(ii)such Optional Repurchase Date;
(iii)the Optional Repurchase Price and that the Holder of any Note at the Close of Business on the Regular Record Date immediately before such Optional Repurchase Date will be entitled to receive, on the Interest Payment Date falling on such Optional Repurchase Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date;
(iv)the name and address of the Paying Agent and the Conversion Agent;
(v)the current Conversion Rate;

(vi)that Notes for which an Optional Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Optional Repurchase Price;
(vii)that Notes (or any portion thereof) that are subject to an Optional Repurchase Notice that has been duly tendered may be converted (if otherwise then convertible pursuant to Article 5) only if such Optional Repurchase Notice is withdrawn in accordance with the Indenture; and
(viii)the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver an Optional Repurchase Date Notice nor any defect in an Optional Repurchase Date Notice will limit the Optional Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Optional Repurchase.

(E)Procedures to Exercise the Optional Repurchase Right.
(i)Delivery of Optional Repurchase Notice and Notes to Be Repurchased.  To exercise its Optional Repurchase Right with respect to an Optional Repurchase Date for a Note, the Holder thereof must deliver to the Paying Agent:
(1)before the Close of Business on the Business Day immediately before such Optional Repurchase Date (or such later time as may be required by law), a duly completed, written Optional Repurchase Notice with respect to such Note; and
(2)such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Optional Repurchase Notice that it receives.

(ii)Contents of Optional Repurchase Notices.  Each Optional Repurchase Notice with respect to a Note must state:
(1)if such Note is a Physical Note, the certificate number of such Note;
(2)the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and
(3)that such Holder is exercising its Optional Repurchase Right with respect to such principal amount of such Note;

provided, however, that if such Note is a Global Note, then such Optional Repurchase Notice must comply with the Depositary Procedures (and any such Optional Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.03(E)).

(iii)Withdrawal of Optional Repurchase Notice.  A Holder that has delivered an Optional Repurchase Notice with respect to a Note for an Optional Repurchase Date may withdraw such Optional Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before such Optional Repurchase Date.  Such withdrawal notice must state:
(1)if such Note is a Physical Note, the certificate number of such Note;
(2)the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and
(3)the principal amount of such Note, if any, that remains subject to such Optional Repurchase Notice, which must be an Authorized Denomination;

provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.03(E)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.09, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(F)Payment of the Optional Repurchase Price.  Without limiting the Company’s obligation to deposit the Optional Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Optional Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to an Optional Repurchase to be paid to the Holder thereof on or before the later of (i) the applicable Optional Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note).  For the avoidance of doubt, interest payable as described in Section 4.03(C) on any Note to be repurchased pursuant to an Optional Repurchase must be paid as so described regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.03(F).
(G)Compliance with Applicable Securities Laws.  To the extent applicable, the Company will comply with all federal and state securities laws in connection with an Optional Repurchase (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Optional Repurchase in the manner set forth in the Indenture.

(H)Repurchase in Part.  Subject to the terms of this Section 4.03, Notes may be repurchased pursuant to an Optional Repurchase in part, but only in Authorized Denominations.  Provisions of this Section 4.03 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.
Section 4.04.Right of the Company to Redeem the Notes.
(A)No Right to Redeem Before November 1, 2023.  The Company may not redeem the Notes at its option at any time before November 1, 2023.
(B)Right to Redeem the Notes on or After November 1, 2023.  Subject to the terms of this Section 4.04, the Company has the right, at its election, to redeem all, or any portion in an Authorized Denomination, of the Notes, at any time, and from time to time, on a Redemption Date on or after November 1, 2023, for a cash purchase price equal to the Redemption Price.
(C)Redemption Prohibited in Certain Circumstances.  If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (including as a result of the payment of the related Redemption Price, and any related interest pursuant to the proviso to Section 4.04(E), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.04; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).
(D)Redemption Date.  The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the Redemption Notice Date for such Redemption.
(E)Redemption Price.  The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date.  For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.04(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.04(C), on the next Business Day to Holders at of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.

(F)Redemption Notice.  To call any Notes for Redemption, the Company must send to each applicable Holder of such Notes (and to any beneficial owner of a Global Note, if required by applicable law), the Trustee and the Paying Agent a written notice of such Redemption (a “Redemption Notice”).

Such Redemption Notice must state:

(i)that the Notes have been called for Redemption, briefly describing the Company’s Redemption right under the Indenture;
(ii)the Redemption Date for such Redemption;
(iii)the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.04(E));
(iv)the name and address of the Paying Agent and the Conversion Agent;
(v)that Notes called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);
(vi)the Conversion Rate in effect on the Redemption Notice Date for such Redemption;
(vii)that Notes called for Redemption must be delivered to the Paying Agent (in the case of Physical Notes) or the Depositary Procedures must be complied with (in the case of Global Notes) for the Holder thereof to be entitled to receive the Redemption Price; and
(viii)the CUSIP and ISIN numbers, if any, of the Notes.

On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee and the Paying Agent.

(G)Selection, Conversion and Transfer of Notes to be Redeemed in Part.  If less than all Notes then outstanding are called for Redemption, then:
(i)the Notes to be redeemed will be selected by the Company as follows: (1) in the case of Global Notes, in accordance with the Depositary Procedures; and (2) in the case of Physical Notes, pro rata, by lot or by such other method the Company considers fair and appropriate; and
(ii)if only a portion of a Note is subject to Redemption and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption.

(H)Payment of the Redemption Price.  Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the later of (i) the applicable Redemption Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the Redemption, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be redeemed are complied with (in the case of a Global Note).  For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.04(E) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.04(H).
Article 5.Conversion
Section 5.01.Right to Convert.
(A)Generally.  Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.
(B)Conversions in Part.  Subject to the terms of the Indenture, Notes may be converted in part, but only in Authorized Denominations.  Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.
(C)When Notes May Be Converted.
(i)Generally.  A Holder may convert its Notes at any time until the Close of Business on the Scheduled Trading Day immediately before the Maturity Date.
(ii)Limitations and Closed Periods.  Notwithstanding anything to the contrary in the Indenture or the Notes:
(1)Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;
(2)in no event may any Note be converted after the Close of Business on the Scheduled Trading Day immediately before the Maturity Date;
(3)if the Company calls any Note for Redemption pursuant to Section 4.04, then the Holder of such Note may not convert such Note after the Close of Business on the Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with the Indenture; and
(4)if a Fundamental Change Repurchase Notice or Optional Repurchase Notice is validly delivered pursuant to Section 4.02(F) or 4.03(E), respectively, with respect to any Note, then such Note may not be converted, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.02(F) or 4.03(E), as applicable; or (c) the Company fails to pay the Fundamental Change Repurchase Price or Optional Repurchase Price, as applicable, for such Note in accordance with the Indenture.
Section 5.02.Conversion Procedures.
(A)Generally.
(i)Global Notes.  To convert a beneficial interest in a Global Note, the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 5.02(D).
(ii)Physical Notes.  To convert all or a portion of a Physical Note, the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the conversion notice attached to such Physical Note or a facsimile of such conversion notice; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.02(D).
(B)Effect of Converting a Note.  At the Close of Business on the Conversion Date for a Note (or any portion thereof), such Note (or such portion thereof) will be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.03(A)(i).
(C)Holder of Record of Conversion Shares.  The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.
(D)Taxes and Duties.  If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder.
(E)Conversion Agent to Notify Company of Conversions.  If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any notice of conversion with respect to a Note, then the Conversion Agent will promptly notify the Company and the Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.
Section 5.03.Settlement upon Conversion.
(A)Conversion Consideration.

(i)Generally.  Subject to Section 5.03(A)(ii), Section 5.03(A)(iii) and Section 5.03(A)(iv), the type and amount of consideration (the “Conversion Consideration”) due in respect of any Note (or portion thereof) to be converted will be (1) a number of shares of Common Stock, per $1,000 principal amount of such Note to be converted, equal to the Conversion Rate in effect on the Conversion Date for such conversion; and (2) a cash amount equal to unpaid interest that has accrued on such Note (or such portion thereof) to, but excluding, the date the Company settles such conversion (unless such Conversion Date is after a Regular Record Date and before the next Interest Payment Date, in which case (y) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Conversion Date is before such Interest Payment Date); and (z) the Company will not pay any separate cash amount for interest as part of the consideration due upon such conversion).
(ii)Cash in Lieu of Fractional Shares.  If the number of shares of Common Stock deliverable pursuant to Section 5.03(A)(i) upon conversion of any Note is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) the Daily VWAP per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day).
(iii)Conversion of Multiple Notes by a Single Holder.  If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.
(iv)Cash Settlement Requirement.  The Company will use its reasonable best efforts to increase the number of authorized shares of Common Stock to an amount (such amount, the “Maximum Number of Conversion Shares”) that is sufficient to cover the settlement of the conversion of all outstanding Notes (assuming, for these purposes, that there is added to the Conversion Rate the maximum number of Additional Shares that may be added thereto pursuant to Section 5.08(A)) (the first date on which the Company so increases the number of authorized shares of Common Stock and reserves a number of shares of Common Stock for issuance upon conversion of the Notes no less than the Maximum Number of Conversion Shares, the “Authorized Share Effective Date”).  The Company will seek approval of its stockholders to amend the related provision of its restated certificate of incorporation, if not previously obtained, at each of its next three (3) regular annual meetings of its stockholders.  The Company will endorse such approval in the related proxy materials.  The Company will notify Holders, the Trustee and the Conversion Agent of the Authorized Share Effective Date promptly after it occurs.  Notwithstanding anything to the contrary in the Indenture or the Notes, if (1) the

Conversion Date for any Note to be converted occurs before the Authorized Share Effective Date; and (2) the Conversion Rate in effect on such Conversion Date exceeds the Authorized Share Capped Conversion Rate in effect on such Conversion Date, then (x) the Company will settle such conversion in the manner set forth in Section 5.03(A)(i) (and no later than the date set forth in Section 5.03(B), without giving effect to the proviso thereof) as if the Conversion Rate applicable to such conversion were instead equal to such Authorized Share Capped Conversion Rate; and (y) in addition to the consideration deliverable pursuant to the preceding clause (x), the Company will also deliver, in settlement of such conversion, cash (the “Cash Settlement Amount”) in an amount, per $1,000 principal amount of such Note to be converted, equal to the sum of the Daily Cash Settlement Amounts for each VWAP Trading Day in the Cash Settlement Amount Observation Period for such conversion; and (z) except as set forth in Section 5.06, the Company will deliver the Cash Settlement Amount no later than the second (2nd) Business Day immediately after the last VWAP Trading Day of such Cash Settlement Amount Observation Period.
(B)Delivery of the Conversion Consideration.  Except as set forth in Sections 5.06(A) and 5.06(C) or in the proviso to this sentence, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder on or before the second (2nd) Business Day immediately after the Conversion Date for such conversion; provided, however, that any Cash Settlement Amount forming part of such Conversion Consider payable pursuant to Section 5.03(A)(iv) will instead be paid in accordance with clause (z) of the final sentence of Section 5.03(A)(iv).
(C)Accrued Interest Notwithstanding Conversion.  Without limiting the Company’s obligation to pay interest pursuant to Section 5.03(A)(i), if a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note.
Section 5.04.Company’s Mandatory Conversion Option.
(A)Mandatory Conversion.  Subject to Section 5.04(D), if, at any time prior to the Maturity Date, the Daily VWAP per share of the Common Stock equals or exceeds one hundred and twenty-three 08/100 percent (123.08%) of the Conversion Price on each of at least twenty (20) VWAP Trading Days, whether or not consecutive, during any thirty (30) consecutive VWAP Trading Day period commencing on or after the Issue Date, then the Company will have the right (the “Company Mandatory Conversion Right”), exercisable at the Company’s election, to cause all (and not less than all) Notes then outstanding to be automatically converted (any such conversion, a “Mandatory Conversion”).
(B)Mandatory Conversion Notice.  To exercise the Company Mandatory Conversion Right, the Company will send notice of the Company’s election (a “Mandatory Conversion Notice”) to Holders, the Trustee and the Conversion Agent no later than the fifth (5th) Business Day after the last VWAP Trading Day of such 30 consecutive VWAP Trading Day period.

Such Mandatory Conversion Notice must state:

(i)that the Notes have been called for Mandatory Conversion, briefly describing the Company Mandatory Conversion Right under the Indenture;
(ii)the Mandatory Conversion Date;
(iii)the current Conversion Rate;
(iv)the name and address of the Paying Agent and the Conversion Agent; and
(v)the CUSIP and ISIN numbers, if any, of the Notes.
(C)Effect of Mandatory Conversion; Mandatory Conversion Date.  If the Company exercises the Company Mandatory Conversion Right in accordance with this Section 5.04, then a Conversion Date will automatically, and without the need for any action on the part of any Holder, the Trustee or the Conversion Agent, be deemed to occur, with respect to each Note then outstanding, on the Mandatory Conversion Date.  The Mandatory Conversion Date will be a Business Day of the Company’s choosing that is no more than thirty (30), nor less than ten (10), Business Days after the Company sends the Mandatory Conversion Notice.
(D)Mandatory Conversion Prohibited in Certain Circumstances.  Notwithstanding anything to the contrary in this Section 5.04, the Company may not exercise its Company Mandatory Conversion Right at any time during the period beginning on the effective date of a Fundamental Change or Make-Whole Fundamental Change and ending on the thirty-fifth (35th) Trading Day after such effective date (or, in the case of a Fundamental Change, ending on the related Fundamental Change Repurchase Date).  In addition, notwithstanding anything to the contrary in this Section 5.04, the Company may not exercise its Company Mandatory Conversion Right unless all of the following conditions (collectively, the “Equity Conditions”) are satisfied on each day from, and including, the date the Company sends the Mandatory Conversion Notice to, and including, the Mandatory Conversion Date:
(i)either (x) all shares of the Common Stock issuable upon Mandatory Conversion will be eligible for resale, by a person that is not an Affiliate of the Company, without registration under any applicable federal or state securities laws; or (y) a shelf registration statement registering the resale of the shares of Common Stock issuable upon conversion of the Notes is effective under the Securities Act and available for use by the persons to whom such shares are to be issued, and the Company expects such shelf registration statement to remain effective and so available for use from the date the Company sends the Mandatory Conversion Notice through the date that is thirty (30) calendar days following such Mandatory Conversion Date;
(ii)the Common Stock is listed on any Eligible Market and has not been suspended from trading on such Eligible Market (other than suspensions of not more than two (2) Trading Days and occurring before the applicable date of determination due to business announcements by the Company);

(iii)the delisting or suspension of the Common Stock is not pending and has not been threatened in writing by the applicable Eligible Market, and the Company is not then in violation of the then effective minimum listing maintenance requirements of such Eligible Market;
(iv)all shares of Common Stock issuable upon Mandatory Conversion may be issued in full without violating the listing rules of The Nasdaq Global Market or any other applicable Eligible Market on which the Common Stock is then listed or trading; and
(v)The Company has not defaulted on its obligation to convert any Note before the date the Company sends the Mandatory Conversion Notice, and no Default or Event of Default has occurred and is continuing.

If any of the Equity Conditions ceases to be satisfied at any time after the Company sends a Mandatory Conversion Notice, the Company will promptly (and no later than the scheduled Mandatory Conversion Date) notify Holders, the Trustee and the Conversion Agent of the same, specifying that the Mandatory Conversion ceases to apply.  Except as set forth in the preceding sentence, the Company’s issuance of a Mandatory Conversion Notice will be irrevocable.

Section 5.05.Reserve and Status of Common Stock Issued upon Conversion.
(A)Stock Reserve.  At all times from and after the Authorized Share Effective Date, when any Notes are outstanding, the Company will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock sufficient to permit the conversion of all then-outstanding Notes, assuming the Conversion Rate is increased by the maximum amount pursuant to which the Conversion Rate may be increased pursuant to Section 5.08.
(B)Status of Conversion Shares; Listing.  Each Conversion Share delivered upon conversion of any Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered).  If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.
Section 5.06.Adjustments to the Conversion Rate.
(A)Events Requiring an Adjustment to the Conversion Rate.  The Conversion Rate will be adjusted, without duplication, from time to time as follows:
(i)Stock Dividends, Splits and Combinations.  If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0=the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1=the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or the Open of Business on such effective date, as applicable;

OS0=the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1=the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

For the avoidance of doubt, an adjustment made pursuant to this Section 5.06(A)(i) will become effective at the time set forth in the definition of CR1 above.  If any dividend, distribution, stock split or stock combination of the type described in this Section 5.06(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(ii)Rights, Options and Warrants.  If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions set forth in Sections 5.06(A)(iii)(1) and 5.06(E) will apply) entitling such holders, for a period of not more than forty-five (45) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0=the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1=the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS=the number of shares of Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;

X=the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y=a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

For the avoidance of doubt, an adjustment made pursuant to this Section 5.06(A)(ii) will become effective at the time set forth in the definition of CR1 above.  To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.  To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the Ex-Dividend Date for the distribution of such rights, options or warrants not occurred.

For purposes of this Section 5.06(A)(ii), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date of the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(iii)Spin-Offs and Other Distributed Property.
(1)Distributions Other than Spin-Offs.  If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(v)dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required pursuant to Section 5.06(A)(i) or 5.06(A)(ii);

(w)dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required pursuant to Section 5.06(A)(iv);

(x)rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.06(E);

(y)Spin-Offs for which an adjustment to the Conversion Rate is required pursuant to Section 5.06(A)(iii)(2); and

(z)a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply,

then the Conversion Rate will be increased based on the following formula:

where:

CR0=the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1=the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP=the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and

FMV=the fair market value (as determined by the Board of Directors), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each

$1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

For the avoidance of doubt, an adjustment made pursuant to this Section 5.06(A)(iii)(1) will become effective at the time set forth in the definition of CR1 above.  To the extent such distribution is not so paid or made, or such rights, options or warrants are not exercised before their expiration (including as a result of being redeemed or terminated), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid or on the basis of the distribution of only such rights, options or warrants, if any, that were actually exercised, if at all.

(2)Spin-Offs.  If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply), and such Capital Stock or equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0=the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such Spin-Off;

CR1=the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

FMV=the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, such Ex-Dividend Date (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price and Trading Day were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off; and

SP=the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

The adjustment to the Conversion Rate pursuant to this Section 5.06(A)(iii)(2) will be calculated as of the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off, with retroactive effect.  If a Note is converted and the Conversion Date (or, in the case of a Capped Conversion, any VWAP Trading Day within the related Cash Settlement Amount Observation Period) occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in the Indenture or the Notes, the Company will, if necessary, delay the settlement of such conversion (or, in the case of a Capped Conversion, settlement of the related Cash Settlement Amount) until the second (2nd) Business Day after the last day of the Spin-Off Valuation Period.

To the extent any dividend or distribution of the type set forth in this Section 5.06(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv)Cash Dividends or Distributions.  If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0=the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1=the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP=the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such Ex-Dividend Date; and

D=the cash amount distributed per share of Common Stock in such dividend or distribution;

provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.  For the avoidance of doubt, an adjustment made pursuant to this Section 5.06(A)(iv) will become effective at the time set forth in the definition of CR1 above.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v)Tender Offers or Exchange Offers.  If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0=the Conversion Rate in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CR1=the Conversion Rate in effect immediately after the Expiration Time;

AC=the aggregate value (determined as of the Expiration Time by the Board of Directors) of all cash and other consideration paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0=the number of shares of Common Stock outstanding immediately before the Expiration Time (before giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1=the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP=the average of the Last Reported Sale Prices per of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.06(A)(v), except to the extent provided in the immediately following paragraph.  The adjustment to the Conversion Rate pursuant to this Section 5.06(A)(v) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect.  If a Note is converted and the Conversion Date (or, in the case of a Capped Conversion, any VWAP Trading Day within the related Cash Settlement Observation Period) occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in the Indenture or the Notes, the Company will, if necessary, delay the settlement of such conversion (or, in the case of a Capped Conversion, settlement of the related Cash Settlement Amount) until the second (2nd) Business Day after the last day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(B)No Adjustments in Certain Cases.
(i)Where Holders Participate in the Transaction or Event Without Conversion.  Notwithstanding anything to the contrary in Section 5.06(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.06(A) (other than a stock split or combination of the type set forth in Section 5.06(A)(i) or a tender or exchange offer of the type set forth in Section 5.06(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date, effective date or Expiration Date, as applicable; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.
(ii)Certain Events.  The Company will not be required to adjust the Conversion Rate except as provided in Section 5.06 or Section 5.08.  Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:
(1)except as otherwise provided in Section 5.06, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;
(2)the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;
(3)the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;
(4)the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company not described in clause (3) above and outstanding as of the Issue Date;
(5)solely a change in the par value of the Common Stock; or
(6)accrued and unpaid interest on the Notes.
(C)Adjustments Not Yet Effective.  Notwithstanding anything to the contrary in the Indenture or the Notes, if:
(i)a Note is to be converted;
(ii)the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.06(A) has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;
(iii)the Conversion Consideration due upon such conversion includes any whole shares of Common Stock; and
(iv)such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (and, for the avoidance of doubt, the shares issuable upon such conversion will not be entitled to participate in such event).  In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(D)Conversion Rate Adjustments where Converting Holders Participate in the Relevant Transaction or Event.  Notwithstanding anything to the contrary in the Indenture or the Notes, if:
(i)a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex-Dividend Date pursuant to Section 5.06(A);

(ii)a Note is to be converted;
(iii)the Conversion Date for such conversion occurs on or after such Ex-Dividend Date and on or before the related record date;
(iv)the Conversion Consideration due upon such conversion includes any whole shares of Common Stock based on a Conversion Rate that is adjusted for such dividend or distribution; and
(v)such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)),

then (x) such Conversion Rate adjustment will not be given effect for such conversion; and (y) the shares of Common Stock issuable upon such conversion based on such unadjusted Conversion Rate will be entitled to participate in such dividend or distribution.

(E)Stockholder Rights Plans.  If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under the Indenture upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.06(A)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.
(F)Limitation on Effecting Transactions Resulting in Certain Adjustments.  The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.06(A) or Section 5.08 to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.
(G)Equitable Adjustments to Prices.  Whenever any provision of the Indenture requires the Company to calculate the average of the Last Reported Sale Prices or Daily VWAPs, or any function thereof, over a period of multiple days (including to calculate the Stock Price or an adjustment to the Conversion Rate), the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 5.06(A)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date or effective date, as applicable, of such event occurs, at any time during such period.
(H)Calculation of Number of Outstanding Shares of Common Stock.  For purposes of Section 5.06(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(I)Calculations.  All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward to the nearest 1/10,000th), as applicable.
(J)Notice of Conversion Rate Adjustments.  Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.06(A), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.
Section 5.07.Voluntary Adjustments.
(A)Generally.  To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.
(B)Notice of Voluntary Increases.  If the Board of Directors determines to increase the Conversion Rate pursuant to this Section 5.07, then, at least fifteen (15) Business Days before such increase, the Company will send notice to each Holder, the Trustee and the Conversion Agent of such increase, the amount thereof and the period during which such increase will be in effect.
Section 5.08.Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.
(A)Generally.  If a Make-Whole Fundamental Change occurs on or before November 1, 2023 and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.08, the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the effective date and the Stock Price of such Make-Whole Fundamental Change:

	Stock Price
Effective Date	$1.20	$1.54	$1.89	$2.23	$2.57	$2.92	$3.25	$3.63	$4.00	$4.99
November 1, 2020	525.64	359.7317	250.8617	178.1821	119.0859	72.4926	37.9876	23.0387	12.6081	0
November 1, 2021	525.64	357.6538	247.4754	173.8772	114.9003	68.4128	33.9662	20.1223	10.9512	0
November 1, 2022	525.64	352.3512	238.83331	162.8907	105.3649	60.0176	26.4215	14.2233	7.5444	0
November 1, 2023…...	525.64	341.6583	221.4082	140.7382	81.4128	34.7735	0.0	0.0	0.0	0

If such effective date or Stock Price is not set forth in the table above, then:

(i)if such Stock Price is between two Stock Prices in the table above or the effective date is between two effective dates in the table above, then the number of Additional Shares will be determined by a straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table and the earlier and later effective dates in the table above, as applicable, based on a 365- or 366-day year, as applicable; and
(ii)if the Stock Price is greater than $4.99 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.08(B)), or less than $1.20 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in the Indenture or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds 833.3333 shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 5.06(A).

(B)Adjustment of Stock Prices and Additional Shares.  The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 5.08(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 5.06(A).  The numbers of Additional Shares in the table set forth in Section 5.08(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.08(A).
(C)Notice of the Occurrence of a Make-Whole Fundamental Change.  If a Make-Whole Fundamental Change occurs, then, promptly and in no event later than five (5) Business Days immediately after the effective date of such Make-Whole Fundamental Change, the Company will notify the Holders and the Trustee of the occurrence of such Make-Whole Fundamental Change and of such effective date, briefly stating the circumstances under which the Conversion Rate will be increased pursuant to this Section 5.08 in connection with such Make-

Whole Fundamental Change.
(D)Settlement of Cash Make-Whole Fundamental Changes.  For the avoidance of doubt, if holders of Common Stock receive solely cash in a Make-Whole Fundamental Change, then, pursuant to Section 5.09, conversions of Notes will thereafter be settled no later than the third (3rd) Business Day after the relevant Conversion Date.
Section 5.09.Effect of Common Stock Change Event.
(A)Generally.  If there occurs any:
(i)recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);
(ii)consolidation, merger, combination or binding or statutory share exchange involving the Company;
(iii)sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or
(iv)other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in the Indenture or the Notes,

(1)from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 5.04, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property; and

(3)for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average, per share of the Common Stock, of the types and amounts of consideration actually received, per share of the Common Stock, by the holders of Common Stock.  The Company will notify Holders, the Trustee and the Conversion Agent of the weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in this Section 5.09; (y) provide for anti-dilution and other adjustments to the Conversion Rate pursuant to Section 5.08(A) that are as nearly as equivalent as possible to, and in a manner consistent with this Section 5.09; and (z) contain such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.09(A).  If the Reference Property includes shares of stock or other securities or assets of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holders, including the right of Holders to require the Company to repurchase their Notes pursuant to Section 4.02 or 4.03, as the Board of Directors, acting in good faith and in a commercially reasonable manner, determines is necessary by reason of the foregoing.

(B)Notice of Common Stock Change Events.  The Company will provide notice of each Common Stock Change Event to Holders, the Trustee and the Conversion Agent no later than the effective date of such Common Stock Change Event.
(C)Compliance Covenant.  The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.09.
Section 5.10.Responsibility of the Trustee.

The Trustee and any other Conversion Agent will not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent will not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent will be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.  Neither the Trustee nor any other agent acting under the Indenture (other than the Company, if acting in such capacity) will have any obligation to make any calculation or to determine whether the Notes may be surrendered for conversion pursuant to the Indenture, or to notify the Company or the Depositary or any of the Holders if the Notes have become convertible pursuant to the terms of the Indenture.

Article 6.Successors

This Article 6 will apply to the Notes in lieu of Article 5 of the Base Indenture, which will be deemed to be replaced with this Article 6, mutatis mutandis.

Section 6.01.When the Company May Merge, Etc.
(A)Generally.  The Company will not consolidate with or merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:
(i)the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under the Indenture and the Notes; and
(ii)immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.
(B)Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee.  Before the effective time of any Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in the Indenture have been satisfied.
Section 6.02.Successor Corporation Substituted.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Successor Corporation had been named as the Company in the Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under the Indenture and the Notes.

Article 7.Defaults and Remedies

This Article 7 will apply to the Notes in lieu of Article 6 of the Base Indenture, which will be deemed to be replaced with this Article 7, mutatis mutandis.

Section 7.01.Events of Default.
(A)Definition of Events of Default.  “Event of Default” means the occurrence of any of the following:
(i)a default in the payment when due (whether at maturity, upon Redemption or Repurchase Upon Fundamental Change or Optional Redemption or otherwise) of the principal of, or the Redemption Price, Fundamental Change Repurchase Price or Optional Repurchase Price for, any Note;
(ii)a default for thirty (30) days in the payment when due of interest on any Note;
(iii)the Company’s failure to deliver, when required by the Indenture, a Fundamental Change Notice, an Optional Repurchase Date Notice or a notice pursuant to Section 5.08(C), if such failure is not cured within five (5) Business Days after its occurrence;
(iv)a default in the Company’s obligation to convert a Note in accordance with Article 5 upon the exercise of the conversion right with respect thereto;
(v)a default in the Company’s obligations under Article 6;
(vi)a default in any of the Company’s obligations or agreements under the Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;
(vii)a default by the Company or any of its Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least five million dollars ($5,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:
(1)constitutes a failure to pay the principal of, or premium or interest on, any of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; or
(2)results in such indebtedness becoming or being declared due and payable before its stated maturity;
(viii)one or more final judgments being rendered against the Company or any of its Subsidiaries for the payment of at least five million dollars ($5,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within sixty (60) days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished;
(ix)the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:
(1)commences a voluntary case or proceeding;
(2)consents to the entry of an order for relief against it in an involuntary case or proceeding;
(3)consents to the appointment of a custodian of it or for any substantial part of its property;
(4)makes a general assignment for the benefit of its creditors;
(5)takes any comparable action under any foreign Bankruptcy Law; or
(6)generally is not paying its debts as they become due; or
(x)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:
(1)is for relief against Company or any of its Significant Subsidiaries in an involuntary case or proceeding;
(2)appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;
(3)orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or
(4)grants any similar relief under any foreign Bankruptcy Law,

and, in each case under this Section 7.01(A)(x), such order or decree remains unstayed and in effect for at least sixty (60) consecutive days.

(B)Cause Irrelevant.  Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 7.02.Acceleration.
(A)Automatic Acceleration in Certain Circumstances.  If an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.
(B)Optional Acceleration.  Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) with respect to the Company and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.
(C)Rescission of Acceleration.  Notwithstanding anything to the contrary in the Indenture or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived.  No such rescission will affect any subsequent Default or impair any right consequent thereto.
Section 7.03.Sole Remedy for a Failure to Report.
(A)Generally.  Notwithstanding anything to the contrary in the Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.02 will, for each of the first one hundred and eighty (180) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes.  If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the one hundred and eighty first (181st) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such one hundred and eighty first (181st) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.04(B)).
(B)Amount and Payment of Special Interest.  Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first ninety (90) days beginning on, and including, the date on which such Reporting Event of Default first occurs and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof.  For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note.
(C)Notice of Election.  To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes of the report(s) that the Company failed to file with or furnish to the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.
(D)Notice to Trustee and Paying Agent; Trustee’s Disclaimer.  If Special Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment.  The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.
(E)No Effect on Other Events of Default.  No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.
Section 7.04.Other Remedies.
(A)Trustee May Pursue All Remedies.  If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of the Indenture or the Notes.
(B)Procedural Matters.  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default.  All remedies will be cumulative to the extent permitted by law.
Section 7.05.Waiver of Past Defaults.

An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder.  Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding.  If an Event of Default is so waived, then it will cease to exist.  If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur.  However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06.Control by Majority.

Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law, the Indenture or the Notes, or that, subject to Section 7.1 of the Base Indenture, the Trustee determines may be unduly prejudicial to the rights of other Holders or may involve the Trustee in liability (it being understood that the Trustee does not have affirmative duty to determine whether any actions are prejudicial to any Holder), or for which the Trustee has not been provided security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.

Section 7.07.Limitation on Suits.

No Holder may pursue any remedy with respect to the Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Redemption Price, Fundamental Change Repurchase Price or Optional Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A)such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;
(B)Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding have delivered a request to the Trustee to pursue such remedy;
(C)such Holder or Holders have offered and, if requested, provided to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;
(D)the Trustee has not complied with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and
(E)during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding have not delivered to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.  The Trustee will have no duty to determine whether any Holder’s use of the Indenture complies with the preceding sentence.

Section 7.08.Absolute Right of Holders to Receive Payment and Conversion Consideration.

Notwithstanding anything to the contrary in the Indenture or the Notes, the right of each Holder of a Note to receive payment or delivery, as applicable, of the principal of, or the Redemption Price, Fundamental Change Repurchase Price or Optional Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor provided in the Indenture and the Notes, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such Holder.

Section 7.09.Collection Suit by Trustee.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Redemption Price, Fundamental Change Repurchase Price or Optional Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 7.7 of the Base Indenture.

Section 7.10.Trustee May File Proofs of Claim.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims.  Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 7.7 of the Base Indenture.  To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise).  Nothing in the Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11.Priorities.

The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:

First:to the Trustee and its agents and attorneys for amounts due under Section 7.7 of the Base Indenture, including payment of all fees, compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:to Holders for unpaid amounts or other property due on the Notes,

including the principal of, or the Redemption Price, Fundamental Change Repurchase Price or Optional Repurchase Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third:to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.12.Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article 8.Amendments, Supplements and Waivers

This Article 8 will apply to the Notes in lieu of Article 8 of the Base Indenture, which will be deemed to be replaced with this Article 8, mutatis mutandis.

Section 8.01.Without the Consent of Holders.

Notwithstanding anything to the contrary in Section 8.02, the Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder to:

(A)cure any ambiguity or correct any omission, defect or inconsistency in the Indenture or the Notes (as determined in good faith by the Company);
(B)add guarantees with respect to the Company’s obligations under the Indenture or the Notes;
(C)secure the Notes;
(D)add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;
(E)provide for the assumption of the Company’s obligations under the Indenture and the Notes pursuant to, and in compliance with, Article 6 of this Second Supplemental Indenture;
(F)enter into supplemental indentures pursuant to, and in accordance with, Section 5.09 in connection with a Common Stock Change Event;
(G)evidence or provide for the acceptance of the appointment, under the Indenture, of a successor Trustee;
(H)[reserved];
(I)provide for or confirm the issuance of additional Notes pursuant to Section 2.02(B);
(J)comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect; or
(K)make any other change to the Indenture or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect (as determined by the Company in good faith).
Section 8.02.With the Consent of Holders.
(A)Generally.  Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes.  Notwithstanding anything to the contrary in the foregoing sentence, without the consent of each affected Holder, no amendment or supplement to the Indenture or the Notes, or waiver of any provision of the Indenture or the Notes, may:
(i)reduce the principal, or extend the stated maturity, of any Note;
(ii)reduce the Redemption Price, Fundamental Change Repurchase Price or Optional Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;
(iii)reduce the rate, or extend the time for the payment, of interest on any Note;
(iv)make any change that adversely affects the conversion rights of any Note;
(v)impair the rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);
(vi)change the ranking of the Notes;
(vii)make any note payable in money, or at a place of payment, other than that stated in the Indenture or the Note;
(viii)reduce the amount of Notes whose Holders must consent to any amendment,

supplement, waiver or other modification; or
(ix)make any direct or indirect change to any amendment, supplement, waiver or modification provision of the Indenture or the Notes that requires the consent of each affected Holder.

For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to the Indenture or the Notes, or waiver of any provision of the Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date, Optional Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

(B)Holders Need Not Approve the Particular Form of any Amendment.  A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.
Section 8.03.Notice of Amendments, Supplements and Waivers.

Promptly after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof.  The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04.Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.
(A)Revocation and Effect of Consents.  The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.
(B)Special Record Dates.  The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8.  If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(C)Solicitation of Consents.  For the avoidance of doubt, each reference in the Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.
(D)Effectiveness and Binding Effect.  Each amendment, supplement or waiver pursuant to this Article 8 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).
Section 8.05.Notations and Exchanges.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder.  Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.3 of the Base Indenture, a new Note that reflects the changed terms.  The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.06.Trustee to Execute Supplemental Indentures.

The Trustee will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture that adversely affects the Trustee’s rights, duties, liabilities or immunities.  In executing any amendment or supplemental indenture, the Trustee will be entitled to receive, and (subject to Sections 7.1 and 7.2 of the Base Indenture) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by the Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms.

Article 9.Satisfaction and Discharge

This Article 9 will apply to the Notes in lieu of Article 9 of the Base Indenture, which will be deemed to be replaced with this Article 9, mutatis mutandis.

Section 9.01.Termination of Company’s Obligations.

The Indenture will be discharged with respect to the Notes, and will cease to be of further effect as to all Notes issued under the Indenture, when:

(A)all Notes then outstanding (other than Notes replaced pursuant to Section 2.8 of the Base Indenture) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Fundamental Change Repurchase Date, an Optional Repurchase Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or

Conversion Consideration, as applicable, that has been fixed;
(B)the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent or its designee), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.8 of the Base Indenture);
(C)the Company has paid all other amounts payable by it under the Indenture; and
(D)the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of the Indenture have been satisfied;

provided, however, that Article 7 of the Base Indenture and Section 10.01 will survive such discharge and, until no Notes remain outstanding, Section 2.12 of the Base Indenture and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

At the Company’s request, the Trustee will acknowledge the satisfaction and discharge of the Indenture.

Section 9.02.Repayment to Company.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due.  After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 9.03.Reinstatement.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of the Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

Article 10.Miscellaneous
Section 10.01.Notices.

Any notice or communication by the Company or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company:

Verastem, Inc.

117 Kendrick Street

Suite 500

Needham, MA 02494

Attention: General Counsel

with a copy (which will not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Attention: Marko S. Zatylny, Esq.

If to the Trustee:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, DE 19890

Facsimile: (302) 636-4145

Attention: Verastem, Inc. Administrator

The Company or the Trustee, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices or communications required to be made to a Holder pursuant to the Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing).  The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent.  For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel.  The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in the Indenture or the Notes, whenever any provision of the Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities.

Section 10.02.No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation.  By accepting any Note, each Holder waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

Section 10.03.Governing Law; Waiver of Jury Trial.

THE INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE COMPANY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE OR THE NOTES.

Section 10.04.Submission to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon the Indenture or the transactions contemplated by the Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 10.01 will be effective service of process for any such suit, action or proceeding brought in any such court.  Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 10.05.No Adverse Interpretation of Other Agreements.

Neither the Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret the Indenture or the Notes.

Section 10.06.Successors.

All agreements of the Company in the Indenture and the Notes will bind its successors.  All agreements of the Trustee in the Indenture will bind its successors.

Section 10.07.Force Majeure.

The Trustee and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under the Indenture or the Notes by reason of any occurrence beyond its control (including, without limitation, any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism, epidemic or pandemic or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 10.08.U.S.A. Patriot Act.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. Patriot Act.

Section 10.09.Calculations.

Except as otherwise provided in the Indenture, the Company will be responsible for making all calculations called for under the Indenture or the Notes, including determinations of the Last Reported Sale Price, Daily VWAP, accrued interest (including any Special Interest) on the Notes and the Conversion Rate.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders.  The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification.  The Trustee will promptly forward a copy of each such schedule to a Holder upon its written request therefor.

Section 10.10.Severability.

If any provision of the Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of the Indenture or the Notes will not in any way be affected or impaired thereby.

Section 10.11.Counterparts.

The parties may sign any number of copies of this Second Supplemental Indenture.  Each signed copy will be an original, and all of them together represent the same agreement.  Delivery of an executed counterpart of this Second Supplemental Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

Section 10.12.Table of Contents, Headings, Etc.

The table of contents and the headings of the Articles and Sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and will in no way modify or restrict any of the terms or provisions of the Indenture.

Section 10.13.Withholding Taxes.

Each Holder of a Note agrees that, in the event that it is deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate, any resulting withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase, redemption, or maturity of the Notes. In addition, each Holder of a Note agrees that if any withholding taxes (including backup withholding) are paid on behalf of such Holder, then those withholding taxes may be set off against payments of cash or the delivery of other Conversion Consideration, if any, in respect of the Notes (or, in some circumstances, any payments on the Common Stock) or sales proceeds received by, or other funds or assets of, such Holder.

Section 10.14.Trust Indenture Act Controls.

To the extent any provision of the Indenture limits, qualifies or conflicts with another provision that is required to be included in the Indenture by the Trust Indenture Act, then required provision of the Trust Indenture Act will control.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

Verastem, Inc.

By:

Name:

Title:

Wilmington Trust, National Association, as Trustee

By:

Name:

Title:

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

VERASTEM, INC.

5.00% Series 2 Convertible Senior Note due 2048

CUSIP No.:[___] Certificate No.[___]

ISIN No.:[___]

Verastem, Inc., a Delaware corporation, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of [___] dollars ($[___]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)]* on November 1, 2048 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates:	May 1 and November 1 of each year, commencing on [date].

Regular Record Dates:	April 15 and October 15.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

*	Insert bracketed language for Global Notes only.

IN WITNESS WHEREOF, Verastem, Inc. has caused this instrument to be duly executed as of the date set forth below.

Verastem, Inc.

Date:  By:

Name:

Title:

Date:  By:

Name:

Title:

88586316_8

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wilmington Trust, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:  By:

Authorized Signatory

88586316_8

VERASTEM, INC.

5.00% Series 2 Convertible Senior Note due 2048

This Note is one of a duly authorized issue of notes of Verastem, Inc., a Delaware corporation (the “Company”), designated as its 5.00% Series 2 Convertible Senior Notes due 2048 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of October 17, 2018, (the “Base Indenture”), as supplemented by the second supplemental indenture (the “Second Supplemental Indenture, dated as of November [●], 2020, and the Base Indenture, as so supplemented, and as may be further amended, supplemented or modified from time to time, the “Indenture”), and between the Company and Wilmington Trust, National Association, as trustee.  Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee and the Holders and the terms of the Notes.  Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1.Interest.  This Note will accrue interest at a rate and in the manner set forth in Section 2.04 of the Indenture.  Stated Interest on this Note will begin to accrue from, and including, November 1, 2020.

2.Maturity.  This Note will mature on November 1, 2048, unless earlier repurchased, redeemed or converted.

3.Method of Payment.  Cash amounts due on this Note will be paid in the manner set forth in Section 2.03 of the Second Supplemental Indenture.

4.Persons Deemed Owners.  The Holder of this Note will be treated as the owner of this Note for all purposes.

5.Denominations; Transfers and Exchanges.  All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations.  Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6.Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change.  If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Second Supplemental Indenture.

7.Right of Holders to Require the Company to Repurchase Notes on the Optional Repurchase Dates.  Each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on each

Optional Repurchase Date for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.

8.Right of the Company to Redeem the Notes.  The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.04 of the Second Supplemental Indenture.

9.Conversion.  The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.  The Company will have the right to cause the automatic conversion of all Notes then outstanding in the manner, and subject to the terms, set forth in Section 5.04 of the Second Supplemental Indenture.

10.When the Company May Merge, Etc.  Article 6 of the Second Supplemental Indenture places limited restrictions on the Company’s ability to be a party to a certain transaction.

11.Defaults and Remedies.  If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.

12.Amendments, Supplements and Waivers.  The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Article 8 of the Indenture.

13.No Personal Liability of Directors, Officers, Employees and Stockholders.  No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation.  By accepting any Note, each Holder waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

14.Authentication.  No Note will be valid until it is authenticated by the Trustee.  A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

15.Abbreviations.  Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

16.Governing Law.  THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Verastem, Inc.

117 Kendrick Street

Suite 500

Needham, MA 02494

Attention: Chief Financial Officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[___]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

*	Insert for Global Notes only.

CONVERSION NOTICE

VERASTEM, INC.

5.00% Series 2 Convertible Senior Notes due 2048

Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to convert (check one):

◻	the entire principal amount of

◻	$ * aggregate principal amount of

the Note identified by CUSIP No.                       and Certificate No.                      .

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date:

(Legal Name of Holder)

By:

Name:

Title:

Signature Guaranteed:

Participant in a Recognized Signature

Guarantee Medallion Program

By:

Authorized Signatory

*	Must be an Authorized Denomination.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

VERASTEM, INC.

5.00% Series 2 Convertible Senior Notes due 2048

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

◻	the entire principal amount of

◻	$ * aggregate principal amount of

the Note identified by CUSIP No.                       and Certificate No.                      .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:

(Legal Name of Holder)

By:

Name:

Title:

Signature Guaranteed:

Participant in a Recognized Signature

Guarantee Medallion Program

By:

Authorized Signatory

*	Must be an Authorized Denomination.

OPTIONAL REPURCHASE NOTICE

VERASTEM, INC.

5.00% Series 2 Convertible Senior Notes due 2048

Subject to the terms of the Indenture, by executing and delivering this Optional Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Optional Repurchase Right with respect to (check one):

◻	the entire principal amount of

◻	$ * aggregate principal amount of

the Note identified by CUSIP No.                       and Certificate No.                      .

The undersigned directs the Company to purchase the above-referenced principal amount on (check one):

◻  November 1, 2023◻  November 1, 2028◻  November 1, 2033

◻  November 1, 2038◻  November 1, 2043

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Optional Repurchase Price will be paid.

Date:

(Legal Name of Holder)

By:

Name:

Title:

Signature Guaranteed:

Participant in a Recognized Signature

Guarantee Medallion Program

By:

Authorized Signatory

*	Must be an Authorized Denomination.

ASSIGNMENT FORM

VERASTEM, INC.

5.00% Series 2 Convertible Senior Notes due 2048

Subject to the terms of the Indenture, the undersigned Holder of the within Note assigns to:

Name:

Address:

Social security or

tax identification

number:

the within Note and all rights thereunder irrevocably appoints:

as agent to transfer the within Note on the books of the Company.  The agent may substitute another to act for him/her.

Date:

(Legal Name of Holder)

By:

Name:

Title:

Signature Guaranteed:

Participant in a Recognized Signature

Guarantee Medallion Program

By:

Authorized Signatory

EXHIBIT B

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

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